Exhibit 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Advanced Environmental Recycling Technologies, Inc. Registration Statements on Form S-3 (No. 333-42555) and on Form S-3 (No. 333-93763) of our report, dated March 22, 2004, on the financial statements of Advanced Environmental Recycling Technologies, Inc. at December 31, 2003 and 2002, and for each of the three years ended December 31, 2003.

/s/ Tullius Taylor Sartain and Sartain LLP

Fayetteville, Arkansas
February 10, 2005

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